                                                                   Exhibit 23.05

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this proxy statement of our report dated February 18, 1999 (except with respect to the matters discussed in Note 22, as to which the date is March 22, 1999) included in MediaOne Group, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this proxy statement.

/s/ Arthur Andersen LLP

Denver, Colorado,
August 27, 1999.